EXHIBIT 99.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ITXC Corp. (the “Company”) on Form 10-K, filed with the Securities and Exchange Commission (the “Report”), I, Edward B. Jordan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated:    March 31, 2003

/s/ EDWARD B. JORDAN
Edward B. Jordan
Chief Financial Officer of ITXC Corp.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to ITXC Corp. and will be retained by ITXC Corp. and furnished to the Securities and Exchange Commission or its staff upon request.